Exhibit 10.1

DISTRIBUTION AGREEMENT

This Distribution Agreement (the” Agreement”), is made and effective on June 1st 2020,

BETWEEN:	Cleaver ApS (the “Company”), a corporation organized and existing under the laws of Denmark, with its head office located at Sønderskovvej 18, Halling, 8543 Hornslet and with Danish Corporate ID 39009080

AND:	Sharx DK ApS (the "Distributor"), a corporation organized and existing under the laws of the Denmark, with its head office located at Aabogade 15, 8200 Aarhus N Denmark and with Danish Corporate ID 41329432

WHEREAS the Company wishes to market the Products described in Schedule A (the "Products") through the Distributor, it is agreed as follows:

1.	DEFINITIONS

When used in this Agreement, the following terms shall have the respective meanings indicated, such meanings to be applicable to both the singular and plural forms of the terms defined:

“Agreement” means this agreement, the Schedules attached hereto and any documents included by reference, as each may be amended from time to time in accordance with the terms of this Agreement;

“Accessories” means the accessories described in Exhibit A attached hereto, and includes any special devices manufactured by Company and used in connection with the operation of the Goods.

Accessories may be deleted from or added to Exhibit A and their specifications and design may be changed by Company at its sole discretion at any time by mailing written notice of such changes to Distributor. Each change shall become effective 60 days following the date notice thereof is sent to Distributor.

“Affiliate means” any company controlled by, controlling, or under common control with Company. Affiliate means any person, corporation or other entity: (i) which owns, now or hereafter, directly or indirectly 5% or more of any class of the voting stock of Company or is, now or hereafter, directly or indirectly, in effective control of Company; or (ii) 5% or more of any class of the voting stock of which Company, or a party described in paragraph (i), owns, now or hereafter, directly or indirectly, or of which Company, or a party described in paragraph (i), is, now or hereafter, directly or indirectly, in control.

“Customer” means any person who purchases or leases Products from Distributor.

“Delivery Point” means Distributor's customer address as designated or other designated address.

“Exhibit” means an exhibit attached to this agreement.

1

“Goods” means those items described in Exhibit B. Goods may be deleted from or added to Exhibit B and their specifications and design may be changed by Company at its sole discretion at any time by mailing written notice of such changes to Distributor. Each change shall become effective [NUMBER] days following the date notice thereof is sent to Distributor.

“Products” means Goods, Accessories, and Spare Parts.

“Spare Parts means”: (i) all parts and components of the Goods; (ii) any special devices used in connection with the maintenance or servicing of the Goods. Company warrants that a complete list of Spare Parts is set forth in Exhibit C. Spare parts may be deleted from or added to Exhibit C and their specifications and design may be changed by Company at its sole discretion at any time by mailing written notice of such changes to Distributor. Each change shall become effective [NUMBER] days following the date notice thereof is sent to Distributor.

“Specifications” means those specifications set forth in Exhibit D.

“Territory” means the following geographic area or areas: Europe, South and North America.

“Trademark” means any trademark, logo, service mark or other commercial designation, whether or not registered, used to represent or describe the Products of Company, as set forth in Exhibit E.

2.	APPOINTMENT OF DISTRIBUTOR

Company hereby appoints Distributor as Company's nonexclusive distributor of Products in the Territory, and Distributor accepts that position. It is understood that Company cannot lawfully prevent its distributors located elsewhere from supplying Products for sale or use within the Territory and that it has no obligation to do so.

Distributor shall not solicit sales of Product or promote the sale of Products outside the Territory. Distributor shall not establish an office or warehouse outside the Territory for the sale of Products.

3.     Referrals

If Company or any Affiliate is contacted by any party inquiring about the purchase of Products in the Territory (other than Distributor or a party designated by Distributor), Company shall, or shall cause that Affiliate to, refer such party to Distributor for handling.

4.     Relationship of Parties

a.	Distributor is an independent contractor and is not the legal representative or agent of Company for any purpose and shall have no right or authority (except as expressly provided in this Agreement) to incur, assume or create in writing or otherwise, any warranty over any of Company's employees, all of whom are entirely under the control of Company, who shall be responsible for their acts and omissions.

b.	Distributor shall, at its own expense, during the term of this Agreement and any extension thereof, maintain full insurance under any Workmen's Compensation Laws effective in the state or other applicable jurisdiction covering all persons employed by and working for it in connection with the performance of this Agreement, and upon request shall furnish Company with satisfactory evidence of the maintenance of such insurance.

2

c.	Distributor accepts exclusive liability for all contributions and payroll taxes required under Danish Law or other payments under any laws of similar character in any applicable jurisdiction as to all persons employed by and working for it.

d.	Nothing contained in this Agreement shall be deemed to create any partnership or joint venture relationship between the parties.

5.     Sale of Products by Distributor

Distributor agrees to exercise its best efforts to develop the largest possible market for the Products in the Territory and shall continuously offer, advertise, demonstrate and otherwise promote the sale of Products in the Territory.

6.     Competing Products

Distributor agrees that it will not distribute or represent any Products in the Territory which compete with the Products during the term of this Agreement or any extensions thereof.

7.     Advertising

Distributor shall be entitled, during the term of the distributorship created by this Agreement and any extension thereof, to advertise and hold itself out as an authorized Distributor of the Products. At all times during the term of the distributorship created by this Agreement and any extension thereof, Distributor shall use the Trademarks in all advertisements and other activities conducted by Distributor to promote the sale of the Products.

a.	Distributor shall submit examples of all proposed advertisements and other promotional materials for the Products to Company for inspection and Distributor shall not use any such advertisements or promotional materials without having received the prior written consent of Company to do so.

b.	Distributor shall not, pursuant to this Agreement or otherwise, have or acquire any right, title or interest in or to Company's Trademarks.

3

8.     New Products

If Company or any Affiliate now or hereafter manufactures or distributes, or proposes to manufacture or distribute, any product other than the Products, Company shall immediately notify, or cause such Affiliate to notify, Distributor of that fact and of all details concerning that product. Distributor may request from Company distribution rights for that product in the Territory, or any portion thereof, and if so requested, Company shall grant, or shall cause the subject Affiliate to grant, such distribution rights to Distributor on terms and conditions no less favorable than those provided in this Agreement with respect to Products.

If Distributor does not obtain those distribution rights or obtains them only for a portion of the Territory, and Company or an Affiliate later desires to offer those distribution rights for the Territory or any portion thereof to another party, Company shall first, or shall cause such Affiliate to first, make that offer in writing to Distributor on terms and conditions which shall be specified fully in that offer. That offer shall contain a full description of the subject product and its operation.

Distributor may request, and Company shall promptly provide, or shall cause such Affiliate promptly to provide, further information concerning the product or the offer. If Distributor fails to accept such offer, Company or the Affiliate may then offer the product to another party for distribution in the Territory, but may not offer it on terms and conditions more favorable than those offered to Distributor. If Company or the Affiliate desires to make a better offer to another party, Company shall first, or shall cause the affiliate first to, make such better offer to Distributor in accordance with the procedure set forth above.

9.     Training of Distributor

As promptly as practicable after execution of the Agreement, Company shall transmit to Distributor information, materials, manuals and other technical documents necessary to enable Distributor to perform its obligations under this Agreement and Company shall continue to give Distributor such technical assistance as Distributor may reasonably request. Distributor shall reimburse Company for all reasonable out-of-pocket expenses incurred by Company in providing technical assistance.

10.  Confidential Information

Written Technical data, drawings, plans and engineering in technical instructions pertaining to the Products are recognized by Distributor to be secret and confidential and to be the property of Company. Those items shall at all times and for all purposes be held by Distributor in a confidential capacity and shall not, without the prior written consent of Company, (i) be disclosed by Distributor to any person, firm or corporation, excepting those salaried employees of Distributor who are required to utilize such items in connection with the sale, inspection, repair or servicing of Products during the term of the distributorship created by this Agreement or any extension thereof, or (ii) be disclosed to any person, firm or corporation, or copied or used by Distributor, its employees or agents at any time following the expiration or termination of the distributorship created by this Agreement or any extension thereof, except where such use is necessary in order to maintain or service Products still covered by the warranty at the time of such expiration or termination. Company may require as a condition to any disclosure by Distributor pursuant to this Section that any salaried employee to whom disclosure is to be made sign a secrecy agreement, enforceable by Company, containing terms satisfactory to Company.

13.	TERMS OF PURCHASE AND SALE OF PRODUCTS

a.	Distributor shall purchase its requirements for the Products from Company. Such requirements shall include (i) purchasing and maintaining an inventory of Products that is sufficient to enable Distributor to perform its obligations hereunder, and (ii) at least one (1) demonstration model of the Goods and Accessories.

b.	Each order for Products submitted by Distributor to Company shall be subject to the written acceptance of Company, and Company may, in its own discretion, accept or reject any order for Products without obligation or liability to Distributor by reason of its rejection of any such request.

c.	Company shall supply to Distributor sufficient Products to enable Distributor to meet the full demand for Products in the Territory.

d.	All orders for Products transmitted by Distributor to Company shall be deemed to be accepted by Company at the time such orders are received by Company to the extent that they are in compliance with the terms of this Agreement and Company shall perform in accordance with all accepted orders. Company shall confirm its receipt and acceptance of each order written 5 days of receipt of the order.

e.	Purchases for Resale only. All Products purchased by Distributor shall be purchased solely for commercial resale or lease, excepting those Products reasonably required by Distributor for advertising and demonstration purposes.

4

14.  Order Procedure

a.	Each order for Products issued by Distributor to Company under this Agreement shall identify that it is an order and shall further set forth the delivery date or dates and the description and quantity of Products which are to be delivered on each of such dates. An order for Products shall not provide a delivery date less than [NUMBER] days after the date that order is delivered to Company.

b.	The individual contracts for the sale of Products formed by Distributor's submission of orders to Company pursuant to the terms and conditions hereof shall automatically incorporate, to the extent applicable, the terms and conditions hereof, shall be subject only to those terms and conditions and shall not be subject to any conflicting or additional terms included in any documents exchanged in connection therewith.

15.  Cancellation of Orders

All cancellation of orders by Distributor shall be in writing, or if not initially in writing, shall be confirmed in writing. If Distributor cancels an order, which has been accepted by Company, Distributor shall reimburse Company for any cost incident to such order incurred by Company prior to the time it was informed of the cancellation.

16.  Purchase Price

The prices for Goods, and any discounts applicable thereto, are set forth in Exhibit B. The prices for Accessories, together with any discounts applicable thereto, are set forth in Exhibit A. The prices for

All prices are F.O.B. the Delivery Point. If the price for any Product is not set forth on Exhibit A, B or C and Distributor nevertheless orders such a Product from Company, the parties hereby evidence their intention thereby to conclude a contract for the sale of that Product at a reasonable price to be determined by the Parties mutually negotiating in good faith.

17.  Price Changes

Company reserves the right, in its sole discretion, to change prices or discounts applicable to the Products. Company shall give written notice to Distributor of any price change at least 90 days prior to the effective date thereof. The price in effect as of the date of Distributor's receipt of notice of such price change shall remain applicable to all orders received by Company prior to that effective date.

18.  Packing

Company shall, at its expense, pack all Products in accordance with Company's standard packing procedure, which shall be suitable to permit shipment of the Products to the Territory; provided, however, that if Distributor requests a modification of those procedures, Company shall make the requested modification and Distributor shall bear any reasonable expenses incurred by Company in complying with such modified procedures which are in excess of the expenses which Company would have incurred in following its standard procedures.

5

19.  Delivery: Title and Risk of Loss

All deliveries of Products sold by Company to Distributor pursuant to this Agreement shall be made F.O.B. the Delivery Point, and title to and risk of loss of Products shall pass from Company to Distributor at the Delivery Point.
Company shall procure insurance for the transportation of the Products, and such insurance shall be of a kind and on terms current at the port of shipment.
In the event that Company is requested to assist Distributor in arranging for transportation, Distributor shall reimburse Company for all costs applicable to the Products following their delivery to Distributor, including, without limitation, insurance, transportation, loading and unloading, handling and storage. Distributor shall pay all charges, including customs duty and sales tax, incurred with respect to the Products following their Delivery to the carrier or forwarder.

20.  Inspection and Acceptance

Promptly upon the receipt of a shipment of Products, Distributor shall examine the shipment to determine whether any item or items included in the shipment are in short supply, defective or damaged. Within 30 days of receipt of the shipment, Distributor shall notify Company in writing of any shortages, defects or damage which Distributor claims existed at the time of delivery. Within 30 days after the receipt of such notice, Company will investigate the claim of shortages, defects or damage, inform Distributor of its findings, and deliver to Distributor Products to replace any which Company determines, in its sole discretion, were in short supply, defective or damaged at the time of delivery.

21.  Payment

Upon delivery and acceptance of Products, Company may submit to Distributor Company's invoice for those Products. Distributor shall pay each such proper invoice within 60 days after Distributor's receipt of that invoice. Payment shall be made in USD to a bank account to be notified in writing by Company to Distributor.

22.	ENTIRE AGREEMENT

This Agreement contains the entire understanding of the parties and there are no commitments, agreements, or understandings between the parties other than those expressly set forth herein. This agreement shall not be altered, waived, modified, or amended except in writing signed by the parties hereto and notarized.

23.	ARBITRATION

Any controversy or claim arising out of or relating to this contract or the breach thereof shall be settled by arbitration to be held in Copenhagen in accordance with the law in this jurisdiction 8Copenhagen Arbitration), and judgment upon the award rendered by the arbitrators may be entered in any Court having jurisdiction thereof.

6

24.	SECRECY

Distributor agrees not to disclose or use, except as required in Distributor's duties, at any time, any information disclosed to or acquired by Distributor during the term of this contract. Distributor agrees that all confidential information shall be deemed to be and shall be treated as a sole and exclusive property of the Company.

IN WITNESS WHEREOF, the parties have executed this Agreement on].

COMPANY                                                                        DISTRIBUTOR

 ______________________                               ___________________________________

Authorized Signature                                                       Authorized Signature

______________________                                          ___________________________________

Print Name and Title                                                         Print Name and Title

7